Exhibit 10(d)

                          Northwest Natural Gas Company

                      Directors Deferred Compensation Plan

                                 AMENDMENT NO. 1


         This Amendment No. 1 to the Northwest Natural Gas Company Directors Deferred Compensation Plan, effective June 1, 1981 and restated as of December 1, 1997 (the "Plan"), is effective as of September 24, 1998 and has been executed as of this 24th day of September, 1998.

         The Plan is hereby amended as follows:

         FIRST:  Section 9(a) is amended to read as follows:

9.       Amendment and Termination of the Plan
         -------------------------------------

               (a) Amendment. The Board may at any time amend the Plan in whole
                   ---------
         or in part; provided, however, that upon a Change in Control, no amendment shall be effective to change the payout schedule in Section 9(b)(ii), and further provided that no amendment shall decrease or restrict the amount credited to any Account maintained under the Plan as of the date of amendment. An amendment affecting the interest rate credited under Paragraph 4 shall not become effective before the first day of the calendar year which follows the adoption of the amendment and at least 30 days written notice of the amendment to the Director.

         SECOND:  Section 9(b)(ii) is amended to read as follows:

9.       Amendment and Termination of the Plan
         -------------------------------------

                      (ii) Complete Termination. The Board may completely
                           --------------------
               terminate the Plan by instructing the Committee not to accept any additional deferrals, and terminating all ongoing deferrals. The Plan shall cease to operate and the Committee shall pay out to each Director the balance in each of his or her Accounts in a lump sum or in equal annual installments amortized over the period listed in the payout schedule below based on the balance in the particular Account at the time of such complete termination:

                                        PAYOUT SCHEDULE
               -----------------------------------------------------------------
               Appropriate Account Balance                 Payout Period
               -----------------------------------------------------------------
               Less than $10,000                Lump sum

               $10,000 but less than $50,000    Lesser of 5 years or period
                                                elected in Participation
                                                Agreement

               More than $50,000                Period elected in Participation
                                   `            Agreement
               =================================================================

         Interest earned on the unpaid balance in the Director's Cash Account shall be the applicable interest rate at the end of the calendar quarter immediately preceding the effective date of such complete termination.

         THIRD: A new Section 5(g) shall be added to the Plan to read as follows:

5.       Terms of Payment
         ----------------

               (g) Accelerated Distribution. Notwithstanding any other provision
                   ------------------------
         of the Plan, a Director at any time following a Change in Control shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the vested Account balance as of the Determination Date immediately preceding the date on which the Committee receives the written request. The remaining balance shall be forfeited by the Director. A Director who receives a distribution under this section shall be suspended from participation in the Plan for 12 months. The amount payable under this section shall be paid in a lump sum within 65 days following the receipt of the notice by the Committee from the Director.

         FOURTH: Except as provided herein, all other Plan provisions shall remain in full force and effect.

         IN WITNESS WHEREOF, Northwest Natural Gas Company has caused this Amendment No. 1 to be executed as of the date first written above.

                                               Northwest Natural Gas Company

                                               By:  /s/ Richard G. Reiten
                                                   --------------------------
                                                    President and CEO